                                                                    EXHIBIT 99.1

(CENTRAL PARKING CORPORATION LOGO)


                                                                     NEWS

      2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212 (615) 297-4255
                              FAX: (615) 297-6240

Investor Contact:   Mark Shapiro                   Media Contact:  Richard Jonardi
                    Senior Vice President and                      Communications Manager
                    Chief Financial Officer                        (615) 297-4255
                    Central Parking Corporation                    rjonardi@parking.com
                    (615) 297-4255
                    mshapiro@parking.com

                       CENTRAL PARKING CORPORATION REPORTS
                        FISCAL 2005 FIRST QUARTER RESULTS

NASHVILLE, Tenn. (Jan. 27, 2005) - Central Parking Corporation (NYSE:CPC) today announced earnings from continuing operations for the first quarter ended December 31, 2004 of $5.8 million, or $0.16 per diluted share, compared with $9.0 million, or $0.25 per diluted share earned in the first quarter of the previous fiscal year. Net earnings for the first quarter of fiscal 2005 were $3.5 million, or $0.10 per diluted share, compared with net earnings of $8.4 million, or $0.23 per diluted share for the first fiscal quarter ended December 31, 2003. Total revenues increased 3.9% to $304.6 million, while revenues excluding reimbursed management expenses declined 4.6% to $172.1 million from $180.4 million in the year-earlier period.

        "The results for the first quarter were in line with our expectations and consistent with our guidance for the year," said Monroe J. Carell, Jr., Chairman and Chief Executive Officer. "There are a number of positive aspects that bode well for the Company. We recently announced an amended credit facility that will reduce our interest rates and give us increased flexibility in the use of our cash flow. Our marketing initiatives in traditional parking segments and non-traditional transportation-related services were very successful during the quarter and resulted in a net gain of 46 new locations.

        "During the first quarter, the Company continued its program of opportunistic property sales, generating proceeds of $6.2 million. The pre-tax property-related gains included in the earnings from continuing operations for the first quarter amounted to $1.9 million, or $0.03 per share. Additionally, the Company utilized $3.7 million of cash to buy out two unprofitable leases. The buyouts reduced net earnings by $.06 per share and are reflected in the first quarter's results from discontinued operations.

        "Our goal for 2005 is to continue to focus on improving profitability and cash flow by controlling costs and adding new business. We also expect to maintain our program of property sales and plan to explore lease buy-outs to the extent the Company believes they will create shareholder value. Based on the current outlook, our earnings guidance remains unchanged. Earnings from continuing operations, including property-related gains or losses, for the fiscal year ending September 30, 2005, are expected to be in the range of $0.50 to $0.60 per share," Carell concluded.

         The Company also announced that an agreement in principle has been reached to settle the securities class action lawsuit pending against the Company in U.S. district court in Nashville. Under the agreement in principle, the Company's primary liability insurance carrier would fully fund


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CPC Reports Fiscal First Quarter 2005 Results
Page 2
Jan. 27, 2005


a $4.85 million payment that would be used to provide all benefits to shareholder class members and their counsel, and to cover related notice and administrative costs. The agreement in principle is subject to various conditions, including documentation of all settlement terms, preliminary approval by the court, notice to shareholders and final court approval of the agreement's fairness and adequacy. The Company continues to deny the allegations made in the lawsuit, and its agreement to settle the matter is not an admission of wrongdoing by the Company or the individual defendants. The Company said that a separate shareholder derivative action pending in Davidson County, Tennessee Chancery Court has been dismissed. The court entered an agreed order granting the defendants' motion for summary judgment in that matter.

         A conference call regarding this release is scheduled for today, January 27, 2005, beginning at 10:00 a.m. (EST). Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and rebroadcast of the call at www.parking.com or www.fulldisclosure.com.

        Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading global provider of parking and transportation management services. As of December 31, 2004 the Company operated more than 3,400 parking facilities containing more than 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Mexico, Chile, Peru, Colombia, Venezuela, Germany, Switzerland, Poland, Spain and Greece.

        This press release contains historical and forward-looking information. The words "expectations," "guidance," "goal," "outlook," "expect", "expects,' "expected," "estimates," "anticipates," "assumptions," "intend," "plan," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to maintain reduced operating costs, reduce indebtedness and sell real estate at projected values as well as continued improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; and the impact of claims and litigation, including but not limited to, the securities class action lawsuit pending against the Company; and increased regulation or taxation of parking operations and real estate.

        Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2004, filed with the Securities and Exchange Commission and other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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
CPC Reports Fiscal First Quarter 2005 Results
Page 3
Jan. 27, 2005


                  CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


Amounts in thousands, except per share data
                                                                                  QTD ENDED DECEMBER 31,
                                                                                     2004          2003
                                                                                  ---------     ---------
Revenues:
  Parking                                                                         $ 141,362     $ 148,225
  Management contracts                                                               30,767        32,209
                                                                                  ---------     ---------
                                                                                    172,129       180,434
  Reimbursement of management contract expenses                                     132,511       112,723
                                                                                  ---------     ---------
    Total revenues                                                                  304,640       293,157

Costs and expenses:
  Cost of parking                                                                   126,703       130,856
  Cost of management contracts                                                       15,233        13,680
  General and administrative                                                         18,860        18,414
                                                                                  ---------     ---------
                                                                                    160,796       162,950
  Reimbursed management contract expenses                                           132,511       112,723
                                                                                  ---------     ---------
    Total costs and expenses                                                        293,307       275,673
Property-related gains (losses), net                                                  1,881         1,242
                                                                                  ---------     ---------
    Operating earnings (losses)                                                      13,214        18,726

Other income (expenses):
  Interest income                                                                     1,206         1,248
  Interest expense                                                                   (3,913)       (4,254)
  Interest expense -subordinated debentures                                          (1,045)       (1,045)
  Equity in partnership and joint venture earnings                                      257           548
                                                                                  ---------     ---------
Earnings (loss) from continuing operations before minority interest and income
  taxes                                                                               9,719        15,223
Minority interest                                                                      (303)         (976)
                                                                                  ---------     ---------

Earnings (loss) from continuing operations before income taxes                        9,416        14,247
Income tax (expense) benefit                                                         (3,643)       (5,285)
                                                                                  ---------     ---------
  Earnings (loss) from continuing operations                                          5,773         8,962
                                                                                  ---------     ---------

  Discontinued operations, net of tax                                                (2,293)         (567)
                                                                                  ---------     ---------

  Net earnings (loss)                                                             $   3,480     $   8,395
                                                                                  =========     =========

Basic earnings (loss) per share:
  Earnings (loss) from continuing operations                                      $    0.16     $    0.25
  Discontinued operations, net of tax                                                 (0.06)        (0.02)
                                                                                  ---------     ---------
  Net earnings (loss)                                                             $    0.10     $    0.23
                                                                                  =========     =========
Diluted earnings (loss) per share:
  Earnings (loss) from continuing operations                                      $    0.16     $    0.25
  Discontinued operations, net of tax                                                 (0.06)        (0.02)
                                                                                  ---------     ---------
  Net earnings (loss)                                                             $    0.10     $    0.23
                                                                                  =========     =========

  Weighted average shares used for basic per share data                              36,564        36,159
  Effect of dilutive common stock options                                                85            46
                                                                                  ---------     ---------
  Weighted average shares used for dilutive per share data                           36,649        36,205
                                                                                  =========     =========

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
CPC Reports Fiscal First Quarter 2005 Results
Page 4
Jan. 27, 2005


             CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)


 Amounts in thousands
                                                                       DECEMBER 31,    SEPTEMBER 30,
                                                                           2004             2004
                                                                       ------------    -------------
 ASSETS
 Current assets:
   Cash and cash equivalents                                             $  31,353       $  27,628
   Management accounts receivable                                           58,799          40,779
   Accounts receivable - other                                              11,907           9,334
   Current portion of notes receivable                                       7,572           6,010
   Prepaid expenses                                                         16,613          13,045
   Assets held for sale                                                     25,517          23,724
   Refundable income taxes                                                      21           1,461
   Deferred income taxes                                                    10,930          11,177
                                                                         ---------       ---------
     Total current assets                                                  162,712         133,158

 Notes receivable, less current portion                                     40,022          41,940
 Property, equipment and leasehold improvements, net                       374,769         380,256
 Contract and lease rights, net                                             87,183          89,015
 Goodwill, net                                                             232,562         232,562
 Investment in and advances to partnerships and joint ventures               8,786           7,824
 Other assets                                                               39,105          36,616
                                                                         ---------       ---------
   Total Assets                                                          $ 945,139       $ 921,371
                                                                         =========       =========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current portion of long-term debt and capital lease obligations       $  47,242       $  46,867
   Accounts payable                                                         77,180          76,964
   Accrued expenses                                                         43,957          46,807
   Management accounts payable                                              29,922          21,643
   Income taxes payable                                                        797            --
                                                                         ---------       ---------
     Total current liabilities                                             199,098         192,281

 Long-term debt and capital lease obligations, less current portion        166,834         159,188
 Subordinated debentures                                                    78,085          78,085
 Deferred rent                                                              23,720          24,450
 Deferred income taxes                                                      17,167          17,293
 Other liabilities                                                          17,854          14,977
                                                                         ---------       ---------
     Total liabilities                                                     502,758         486,274
                                                                         ---------       ---------

 Minority interest                                                             189              64

 Shareholders' equity:
   Common stock                                                                367             366
   Additional paid-in capital                                              249,701         249,452
   Accumulated other comprehensive income, net                               4,857             879
   Retained earnings                                                       187,972         185,041
   Other                                                                      (705)           (705)
                                                                         ---------       ---------
     Total shareholders' equity                                            442,192         435,033
                                                                         ---------       ---------
   Total Liabilities and Shareholders' Equity                            $ 945,139       $ 921,371
                                                                         =========       =========

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
CPC Reports Fiscal First Quarter 2005 Results
Page 5
Jan. 27, 2005


                         CENTRAL PARKING CORPORATION AND SUBSIDIARIES
                            CONSOLIDATED STATEMENTS OF CASH FLOWS
                                         (UNAUDITED)

 Amounts in thousands
                                                                                                           QTD DECEMBER 31,
                                                                                                          2004         2003
                                                                                                        --------     --------
 Cash flows from operating activities:
      Net earnings                                                                                      $  3,480     $  8,395
      Loss from discontinued operations                                                                    2,294          567
                                                                                                        --------     --------
      Earnings from continuing operations                                                                  5,774        8,962
      Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities - continuing operations:
      Depreciation and amortization                                                                        7,285        8,841
      Equity in partnership and joint venture earnings                                                      (256)        (547)
      Distributions from partnerships and joint ventures                                                     827          338
      Property-related gains, net                                                                         (1,881)      (1,242)
      Deferred income taxes                                                                                 (130)           9
      Minority interest, net of tax                                                                          303        1,013
      Changes in operating assets and liabilities:
        Management accounts receivable                                                                   (14,360)      (1,634)
        Accounts receivable - other                                                                       (2,444)       4,779
        Prepaid expenses                                                                                  (2,795)      (6,100)
        Other assets                                                                                      (3,043)      (5,877)
        Accounts payable, accrued expenses and other liabilities                                          (2,120)      (4,569)
        Management accounts payable                                                                        7,818       (1,300)
        Deferred rent                                                                                       (730)        (747)
        Refundable income taxes                                                                            1,442        3,787
        Income taxes payable                                                                                 680         --
                                                                                                        --------     --------
          Net cash (used) provided by operating activities - continuing operations                        (3,630)       5,713
          Net cash provided by operating activities - discontinued operations                              1,094          861
                                                                                                        --------     --------
          Net cash (used) provided by operating activities                                                (2,536)       6,574
                                                                                                        --------     --------

 Cash flows from investing activities:
      Proceeds from disposition of property and equipment                                                  6,177       43,695
      Purchase of equipment and leasehold improvements                                                    (2,279)      (4,334)
      Purchase of contract and lease rights                                                               (3,679)        --
      Other investing activities                                                                          (1,106)       2,926
                                                                                                        --------     --------
          Net cash (used) provided by investing activities                                                  (887)      42,287
                                                                                                        --------     --------

 Cash flows from financing activities:
      Dividends paid                                                                                        (549)        (543)
      Net borrowings (repayments) under revolving credit agreement                                         2,500      (28,563)
      Proceeds from issuance of notes payable, net of issuance costs                                       5,506        2,025
      Principal repayments on long-term debt and capital lease obligations                                  (438)     (12,039)
      Payment to minority interest partners                                                                 --         (2,842)
      Proceeds from issuance of common stock and exercise of stock options                                   250          420
                                                                                                        --------     --------
          Net cash provided (used) by financing activities                                                 7,269      (41,542)
                                                                                                        --------     --------

 Foreign currency translation                                                                               (121)        (720)
                                                                                                        --------     --------
 Net decrease in cash and cash equivalents                                                                 3,725        6,599
 Cash and cash equivalents at beginning of period                                                         27,628       31,572
                                                                                                        --------     --------
 Cash and cash equivalents at end of period                                                             $ 31,353     $ 38,171
                                                                                                        ========     ========


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

CPC Reports Fiscal First Quarter 2005 Results
Page 6
Jan. 27, 2005


Key Financial Metrics
(In thousands)


                                       QTD Ended December 31,
                                        2004          2003
                                       -------      -------
Net earnings (loss)                    $ 3,480      $ 8,395

Interest expense                         4,964        5,314

Income tax expense (benefit)             2,160        4,843

Depreciation/amortization                6,821        8,318

Minority interest                          388        1,013
                                       -------      -------
EBITDA                                 $17,813      $27,883
                                       =======      =======


In addition to disclosing financial results prepared in accordance with U.S. generally accepted accounting principles, the Company discloses information regarding EBITDA. EBITDA is a non-GAAP financial measure defined as earnings before interest, taxes, depreciation/ amortization, minority interest, and cumulative effect in accounting changes. The Securities and Exchange Commission ("SEC") adopted new rules concerning the use of non-GAAP financial measures. As required by the SEC, the Company provides the above reconciliation to net earnings (loss) which is the most directly comparable GAAP measure. The Company presents EBITDA as it is a common alternative measure of performance which is used by management as well as investors when analyzing the financial position and operating performance of the Company. As EBITDA is a non-GAAP financial measure, it should not be considered in isolation or as a substitute for net earnings (loss) or any other GAAP measure. Because EBITDA is not calculated in the same manner by all companies, the Company's definition of EBITDA may not be consistent with that of other companies.



                                     -END-